Exhibit 3.1

Bylaws
May 2021

FOURTH AMENDED AND RESTATED
BYLAWS
OF
CF INDUSTRIES HOLDINGS, INC.
A Delaware Corporation
Effective October 14, 2015
As amended April 20, 2018
As further amended May 4, 2021

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BYLAWS OF CF INDUSTRIES HOLDINGS, INC.
(hereinafter called the “Corporation”)
ARTICLE I.    OFFICES
Section 1.    Registered Office
The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices
The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II.    MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings
Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.
Section 2.     Annual Meetings
The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.
Section 3.    Special Meetings
Unless otherwise required by law, Special Meetings of Stockholders may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors, and (iv) subject to the provisions of this Section 3 and all other applicable sections of the Bylaws, a Special Meeting shall be called by the Secretary of the Corporation upon written request in proper form (a “Special Meeting Request”) to the Secretary of one or more record holders of common stock of the Corporation representing at least twenty-five percent (25%) of the voting power of all outstanding shares of common stock which shares are determined to be “Net Long Shares” in accordance with this Section 3 (the “Requisite Percentage”). Subject to the rights of the holders of any shares of preferred stock, Special Meetings of the Stockholders may not be called by any other person or persons.
For purposes of this Section 3 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares of common stock beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition (i) the date the tender offer is first announced or otherwise made known by the bidder to holders of the security to be acquired shall instead be the date for determining and/or documenting a stockholder’s or beneficial owner’s Net Long Shares and (ii) the reference to the highest tender price shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (iii) the person whose securities are the subject of the offer shall refer to the Corporation and (iv) a “subject security” shall refer to the outstanding common stock of the Corporation; and (y) to the extent not covered by such definition, the net long position of such holder shall be reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Corporation, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholder (as defined below) are acting in concert with the Requesting Stockholder with respect to the calling of the Special Meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.
A Special Meeting Request must be delivered to or mailed to the attention of the Secretary at the principal executive offices of the Corporation. To be valid and in proper written form, a Special Meeting Request must be signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”), and include (i) a statement of the specific purpose(s) of the Special Meeting and the matters proposed to be acted on at the Special Meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the Special Meeting, and any material interest in such business of each Requesting Stockholder; (ii) in the case of any director nominations proposed to be presented at the Special Meeting, the information required by clauses (a)(i) through (a)(vii) of the fourth paragraph of Article II, Section 5 of these Bylaws and clauses (b)(i) through (b)(vi) and clause (b)(xi) of the fourth paragraph of Article II, Section 5 of these Bylaws, including with respect to each Requesting Stockholder; (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the Special Meeting, the information required by clauses (i) through (vi) and clause (x) of the fourth paragraph of Article II, Section 4 of these Bylaws, including with respect to each Requesting Stockholder; (iv) a representation that each Requesting Stockholder, or one or more representatives of each such stockholder, intends to appear in person or by proxy at the Special Meeting to present the proposal(s) or business to be brought before the Special Meeting; (v) a representation as to whether the Requesting Stockholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the Special Meeting; (vi) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Stockholders following the delivery of such Special Meeting Request and prior to the Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the stockholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.
The Corporation will provide the Requesting Stockholders with notice of the record date for the determination of stockholders entitled to vote at the Special Meeting or otherwise publicly disclose such date. Each Requesting Stockholder is required to update the notice delivered pursuant to this Section 3 not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five (5) business days before the scheduled date of the Special Meeting as to which the Special Meeting Request relates.
In determining whether a Special Meeting has been requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the Special Meeting and substantially the same matters proposed to be acted on at the Special Meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request.
A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 3; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding Annual Meeting of Stockholders and ending on the date of the next Annual Meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), including the election or removal of director(s), was presented at an Annual Meeting of Stockholders or Special Meeting held not more than ninety (90) days before the Special Meeting Request is delivered; (v) a Similar Item, including the election or removal of director(s), is included in the Corporation’s notice of meeting as an item of business to be brought before an Annual Meeting of Stockholders or Special Meeting that has been called by the time the Special Meeting Request is delivered but not yet held; or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3 have been satisfied and such determination shall be binding on the Corporation and its stockholders.
Except as otherwise provided in this Article II, Section 3, a Special Meeting held following a Special Meeting Request shall be held at such time and place, either within or without the State of Delaware, as may be fixed by the Board of Directors.
A Requesting Stockholder may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the Corporation at any time prior to the Special Meeting. If, following such revocation (or deemed revocation pursuant to clause (vi) of the third paragraph of this Section 3), there are unrevoked requests from Requesting Stockholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the Special Meeting.
If none of the Requesting Stockholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the Special Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
Business transacted at any Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such Special Meeting and (ii) any additional matters the Board of Directors determines to submit to the stockholders at such Special Meeting. The chairman of a Special Meeting shall determine all matters relating to the conduct of the Special Meeting, including, without limitation, determining whether to adjourn the Special Meeting and whether any nomination or other item of business has been properly brought before the Special Meeting in accordance with these Bylaws. If the chairman of a Special Meeting determines that business was not properly brought before the Special Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 4.    Nature of Business at Annual Meetings of Stockholders
No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 4.
In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) in connection with the proposal of such business by such stockholder, (vi) a description of any material interest of such person in such business, (vii) to the extent known by the stockholder giving the notice or any Stockholder Associated Person, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice, (viii) a representation that the stockholder giving the notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (ix) notice whether such person intends to solicit proxies in connection with the proposed matter and (x) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Any information required pursuant to this paragraph shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date. With respect to any stockholder, “Stockholder Associated Person” means (i) any person acting in concert, directly or indirectly, with such stockholder and (ii) any person controlling, controlled by or under common control with such stockholder or any Stockholder Associated Person.
No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Nothing in this Section 4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Section 5.    Nomination of Directors
Only persons who are nominated in accordance with the following procedures or the procedures in Article II, Section 16 of these Bylaws shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an Annual Meeting or Special Meeting of Stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3 of these Bylaws and the procedures provided in Article II, Section 16 of these Bylaws).
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting called for the purpose of electing directors (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3), not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (vi) the representations, agreements and other information required by Article III, Section 13 of these Bylaws and (vii) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and address of such person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iii) the nominee holder for, and number of, any shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation, (v) a description of all agreements, arrangements or understandings between or among such persons or any other person (including their names) pursuant to which the nominations are to be made by the stockholder, (vi) a description of any material interest of such person in such nominations, including any anticipated benefit to such person therefrom, (vii) a description of any relationship between or among the stockholder giving notice and any Stockholder Associated Person, on the one hand, and each proposed nominee, on the other hand, (viii) to the extent known by the stockholder giving the notice or any Stockholder Associated Person, the name and address of any other stockholder supporting the nominees named in the stockholder’s notice for election on the date of such stockholder’s notice, (ix) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (x) notice whether such person intends to solicit proxies in connection with the nominations and (xi) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Any information required pursuant to this paragraph shall be supplemented to speak as of the record date for the meeting by the stockholder giving the notice not later than ten (10) days after such record date.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5 or Article II, Section 16 of these Bylaws (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3). The provisions of this Section 5 shall not apply to any nomination made pursuant to Article II, Section 16 of these Bylaws, except to the extent expressly contemplated in such Section 16.
Section 6.    Notice
Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.
Section 7.    Adjournments
Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 6 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.
Section 8.    Quorum
Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 hereof, until a quorum shall be present or represented.
Section 9.    Voting
Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 10.    Proxies
Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
i.A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
ii.A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.
Section 11.    List of Stockholders Entitled to Vote
The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 12.    Record Date
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 13.    Stock Ledger
The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 14.    Conduct of Meetings
The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 15.    Inspectors of Election
In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman, if there be one, or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 16.    Proxy Access
Whenever the Board of Directors solicits proxies with respect to the election of directors at an Annual Meeting of Stockholders, subject to the provisions of this Section 16, the Corporation shall include in its proxy statement for such Annual Meeting of Stockholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 16 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 16 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 16. For purposes of determining the number of stockholders comprising a group of stockholders under the immediately-preceding sentence, any two or more funds under common management or sharing a common investment adviser shall be counted as one stockholder. For purposes of this Section 16, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Subject to the provisions of this Section 16, the name of any Stockholder Nominee included in the Corporation’s proxy materials for such Annual Meeting of Stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such Annual Meeting of Stockholders. Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s Annual Meeting of Stockholders.
The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting of Stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty-five percent (25%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the Annual Meeting of Stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 16 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 whom the Board of Directors decides to nominate for election to the Board of Directors and (ii) any director in office as of the Final Proxy Access

Nomination Date who was included in the Corporation's proxy materials as a Stockholder Nominee for either of the two (2) most recent preceding Annual Meetings of Stockholders (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (i)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of Stockholder Nominees provided for in this Section 16. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the maximum number of Stockholder Nominees provided for in this Section 16, the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
For purposes of this Section 16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate, other than hedging across a broad multi-industry investment portfolio solely with respect to currency risk, interest rate risk or, using a broad index-based hedge, equity risk. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or (ii) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days' notice. The terms “owned,”

“owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
In order to make a nomination pursuant to this Section 16, an Eligible Stockholder must have owned (as defined above) at least the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 16 and the record date for determining the stockholders entitled to vote at the Annual Meeting of Stockholders and must continue to own the Required Shares through the meeting date. For purposes of this Section 16, the “Required Ownership Percentage” is three percent (3)%, and the “Minimum Holding Period” is three (3) years. Within the time period specified in this Section 16 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned (as defined in this Section 16) continuously during the Minimum Holding Period; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the Annual Meeting of Stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (iii) a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act; (iv) the information required by clauses (a)(i) through (a)(vii) of the fourth paragraph of Article II, Section 5 of these Bylaws and, with respect to each stockholder, clauses (b)(i) through (b)(xi) of the fourth paragraph of Article II, Section 5 of these Bylaws; (v) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (vi) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the Annual Meeting of Stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting of Stockholders any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 16, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting of Stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the Annual Meeting of Stockholders other than the form distributed by the Corporation, (F) agrees to comply with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading; (vii) a representation as to the Eligible Stockholder’s (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the Annual Meeting of Stockholders; (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 16; and (ix) in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds under common management or sharing a common investment adviser are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management or share a common investment adviser.
In the event that any information or communication provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information or communication, in light of the circumstances under which it was made or provided, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information or communication and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting of Stockholders, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting of Stockholders.
The Corporation shall not be required to include, pursuant to this Section 16, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Article II, Section 5 of these Bylaws, (ii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting of Stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past year, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vi) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make such information, in light of the circumstances under which it was provided, not misleading, as determined by the Board of Directors or any committee thereof or (vii) if the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 16.
Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the Annual Meeting of Stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) (A) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations under this Section 16 or (B) the Stockholder Nominee shall have otherwise become ineligible for inclusion in the Corporation's proxy materials pursuant to this Section 16, in each case as determined by the Board of Directors or the chairman of the Annual Meeting of Stockholders (in either of which cases, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the Annual Meeting of Stockholders and (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder) or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the Annual Meeting of Stockholders to present any nomination pursuant to this Section 16.
Whenever the Eligible Stockholder consists of a group of stockholders, (i) each provision in this Section 16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the 3% ownership requirement of the "Required Shares" definition), (ii) a breach of any obligation, agreement or representation under this Section 16 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 16 (including withdrawal of the nomination). No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any Annual Meeting of Stockholders.
Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of Stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting of Stockholders, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 16 for the next two Annual Meetings of Stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article II, Section 5 of these Bylaws.

This Section 16 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation's proxy materials.
ARTICLE III.    DIRECTORS
Section 1.    Number and Election of Directors
The Board of Directors shall consist of not less than 3 or more than 15 members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Each director shall be elected for a one-year term expiring at the next Annual Meeting of Stockholders following the Annual Meeting at which such director was elected and shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Except as provided in Section 2 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. Directors need not be stockholders.
Section 2.    Vacancies
Subject to the terms of any one or more classes or series of preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term expiring at the next Annual Meeting of Stockholders.
Section 3.    Duties and Powers
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
Section 4.    Meetings
The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the President. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.    Organization
At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the Chairman’s absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 6.    Resignations and Removals of Directors
Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Section 7.    Quorum
Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 8.    Actions of the Board by Written Consent
Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 9.    Meetings by Means of Conference Telephone
Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
Section 10.    Committees
The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 11.    Compensation
The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
Section 12.    Interested Directors
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 13.    Qualifications
Within the time period specified in these Bylaws for providing the applicable nomination, each nominee for election as a director of the Corporation must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote as a director on any issue or question to be decided by the Board of Directors and (ii) in connection with such nominee’s candidacy for director of the Corporation, is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, and has not received and will not receive any such compensation or other payment from any person or entity other than the Corporation, in each case that has not been disclosed to the Secretary of the Corporation.
At the request of the Corporation, each nominee for election as a director of the Corporation must submit to the Secretary of the Corporation all completed and signed questionnaires required of directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each nominee is independent under the listing standards of each principal United States securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.
In the event that any information or communications provided by a nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
ARTICLE IV.    OFFICERS
Section 1.    General
The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
Section 2.    Election
The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 3.    Voting Securities Owned by the Corporation
Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.    Chairman of the Board of Directors
The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
Section 5.    President
The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the Chairman as the Chief Executive Officer. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.
Section 6.    Chief Financial Officer
The Chief Financial Officer, if there be one, shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if there be one, and the President have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the controller, if any, of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.
Section 7.    Vice Presidents
At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 8.    Secretary
The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, if there be one, or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 9.    Treasurer
The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
Section 10.    Assistant Secretaries
Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 11.    Assistant Treasurers
Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.
Section 12.    Other Officers
Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and to prescribe their respective duties and powers in accordance with these Bylaws.
ARTICLE V.    STOCK
Section 1.    Form of Certificates
Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the Board of Directors, if there be one, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.
Section 2.    Signatures
Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 3.    Lost Certificates
The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
Section 4.    Transfers
Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person registered in the books of the Corporation as the owner of such shares of stock or by such person’s attorney lawfully constituted in writing and upon the surrender of any certificate therefor, properly endorsed for transfer, and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.    Dividend Record Date
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.    Record Owners
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 7.    Transfer and Registry Agents
The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI.    NOTICES
Section 1.    Notices
Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or, where permitted herein, by means of electronic transmission.
Section 2.    Waivers of Notice
Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or, where permitted herein, a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE VII.    GENERAL PROVISIONS
Section 1.    Dividends
Dividends upon the capital stock of the Corporation, subject to the requirements of the Delaware General Corporation Law (the “DGCL”) and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Disbursements
All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.    Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.    Corporate Seal
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 5.    Interpretations and Determinations
The Board of Directors or any committee thereof shall have the exclusive power and authority to interpret the provisions of these Bylaws and make all determinations deemed necessary or advisable in connection therewith, except to the extent otherwise expressly provided in these Bylaws.
The Board of Directors, any committee thereof, the Chairman of the Board of Directors or the Secretary of the Corporation may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not meet the requirements of Article II, Section 3 of these Bylaws, Article II, Section 4 of these Bylaws, Article II, Section 5 of these Bylaws, or Article II, Section 16 of these Bylaws. The Board of Directors, any committee thereof, or the chairman of the applicable meeting of stockholders shall have the power and duty to determine whether a nomination or any other business brought before a meeting of stockholders was made in accordance with the procedures set forth in Article II, Section 3 of these Bylaws, Article II, Section 4 of these Bylaws, Article II, Section 5 of these Bylaws, or Article II, Section 16 of these Bylaws, and to determine that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received.

Any and all such actions, interpretations and determinations that are done or made by the Board of Directors, any committee thereof, the Chairman of the Board of Directors, any chairman of a meeting or the Secretary of the Corporation in good faith pursuant to this Section 5 shall be final, conclusive and binding on the Corporation, the Corporation’s stockholders and all other parties.
ARTICLE VIII.    INDEMNIFICATION
Section 1.    Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation
Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation
Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Authorization of Indemnification
Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 4.    Good Faith Defined
For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.
Section 5.    Indemnification by a Court
Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 6.    Expenses Payable in Advance
Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 7.    Nonexclusivity of Indemnification and Advancement of Expenses
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
Section 8.    Insurance
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 9.    Certain Definitions
For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10.    Survival of Indemnification and Advancement of Expenses
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.    Limitation on Indemnification
Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 12.    Indemnification of Employees and Agents
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
Section 13.    Enforceability
This Article VIII shall be deemed to grant each person who, at any time that this Article VIII is in effect, serves or agrees to serve in any capacity which entitles such person to indemnification hereunder rights against the Corporation to enforce the provisions of this Article VIII, and any repeal or modification of this Article VIII or any repeal or modification of the DGCL or any other applicable law shall not limit any rights under this Article VIII then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification and advancement of expenses for proceedings commenced after such repeal or modification to enforce this Article VIII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.
ARTICLE IX.    AMENDMENTS
Section 1.    Amendments
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote at any meeting of the stockholders, voting as a single class.
Section 2.    Entire Board of Directors
As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE X.    FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum (an "Alternative Forum Consent"), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (each as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation's ongoing consent right as set forth above in this Article X with respect to any current or future actions or claims. The Board of Directors shall have the power to amend, alter or repeal this Article X.

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